VIENNA
SYSTEMS


BY  COURIER
-----------

Crys-Tel  Telecommunications,  Inc.
1390  Ottawa  Avenue
West  Vancouver,  British  Columbia
V7T  2H5

Attention:  Mr.  Edward  Yau
            President

Dear  Mr.  Yau:

                RE:  EXECUTED RESELLER AGREEMENT BETWEEN CRYS-TEL
                      TELECOMMUNICATIONS AND VIENNA SYSTEMS

     Enclosed herewith please find a fully executed copy of the Reseller Agreement between Vienna and Crys-Tel.

     We trust this is to your satisfaction and look forward to a mutually beneficial business relationship.

Yours  very  truly,


/S/  Lori  L.  O'Brien
-----------------------
     Lori  L.  O'Brien
     Legal  Counsel






400  -  555  Legget  Drive
Kanata,  Ontario,  Canada  1(2K  2X3
Tel  [613]  591  3219  Fax.  [613]  591  9973
www.viennasys.com

                               RESELLER AGREEMENT


This  agreement  is  made  this  10th  day of .June,1998 , by and between VIENNA
                                 ----
SYSTEMS CORPORATION., having its principal place of business at Suite 400 - 555 Leggett Drive, Kanata, Ontario, K2K 2X3

(hereinafter  called  "VIENNA  SYSTEMS")

and Crys-Tel Telecommunications Inc , having its principal place of business at 1390 Ottawa Ave. West Vancouver, British Columbia, V7T 2H5

(hereinafter  called  "RESELLER").

VIENNA SYSTEMS and RESELLER agree to the following terms and conditions that shall govern the sale of VIENNA SYSTEMS products to RESELLER.

1.0  TERM  OF  AGREEMENT
The initial term of this Agreement shall commence on June10, 1998 and shall, unless otherwise terminated in accordance with the terms hereof, continue in effect for a period of one (1) year ("Initial Term"). This Agreement shall not be automatically renewed at the end of the Initial Term.

2.0  APPOINTMENT  OF  RESELLER

2.1  Grant
VIENNA SYSTEMS grants to RESELLER, and RESELLER accepts, a non-exclusive, non-transfe~ab1e right to distribute the VIENNA SYSTEMS products described in Schedule "A" (the Products") in the Territory set out in Schedule "D".

2.2  Reseller  Representations
RESELLER represents and warrants that: (i) RESELLER is a duly incorporated business corporation under the laws of Canada, and that it is fully empowered to enter into, and to carry out its obligations under, this Agreement; (ii) RESELLER and its affiliates are not involved in any litigation which would materially affect RESELLER's performance under this Agreement, excepting those matters previously disclosed to VIENNA SYSTEMS in writing; and (iii) RESELLER shall maintain a high degree of financial integrity, service excellence and ethical conduct in its relations with purchasers of the Products.

3.0  PRODUCTS  COVERED

3.1  Products
This Agreement shall cover only the Products listed in Schedule "A", as amended from time to time. This Agreement does not convey or imply any rights or obligations between the parties with respect to any other products sold, licensed or distributed by VIENNA SYSTEMS from time to time.

3.2  Addition  of  New  Products
New products may be added to Schedule "A" only upon the prior written agreement of the parties.

3.3  Changes  to  Products  Covered
VIENNA SYSTEMS shall have the right to change, modify or discontinue production and/or sale of any Product at any time during the term of this Agreement. For a period of three (3) years from the effective date of discontinuance of any Product, VIENNA SYSTEMS shall provide parts and/or service for Products purchased by RESELLER.

4.0  PRICES  AND  DISCOUNTS

4.1  Price  Lists
The prices shown in Schedule "A" (RESELLER Price List) are subject to change by VIENNA SYSTEMS. VIENNA SYSTEMS shall provide RESELLER with no less than thirty days prior written notice of any price changes arid the effective date of such changes. Orders submitted (i) prior to the effective date of a price increase, or (ii) prior to the effective date of a price decrease, but after receipt of notice of the decrease, shall be invoiced to RESELLER at the lower price.

4.2  Volume  Commitments
The RESELLER agrees to purchase a minimum at FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00 U.S. ) of Product based on the RESELLER's discounted price during the lnitial term of this Agreement ("Volume Commitment"). The Reseller agrees to purchase the Volume Commitment as follows:

               Percentage of Volume      Amount Shipped
At the end of       Commitment        (Cumulative Percent)
-------------  ---------------------  --------------------
1st Quarter                      15%                   15%
2nd Quarter                      20%                   35%
3rd Quarter                      30%                   65%
4th Quarter                      35%                  100%

4.3  Discount  Levels
The discounts to be applied to the purchase of Products by RESELLER are set out in Schedule "B", as amended from time to time. RESELLER acknowledges and agrees that the discounts extended to RESELLER are based upon RESELLER's ability to provide service and support to its customers for the Products, as well as the likelihood of the RESELLER achieving the Volume Commitment identified in article
4.2 of this Agreement. The discount level will be reviewed by VIENNA SYSTEMS on an annual basis in accordance with RESELLER's overall performance. If, in VIENNA SYSTEMS' reasonable estimation RESELLER has not made satisfactory progress towards the Volume Commitment, VIENNA SYSTEMS may elect, at its option, to: a) modify the discount, b) extend the time periods during which the RESELLER shall achieve the Volume Commitment, or c) terminate this Agreement upon thirty days' written notice to RESELLER.

4.4  Demonstration  Equipment
RESELLER shall place an order for a minimum of one (1) and a maximum of two (2) demonstration systems as described in Schedule "C" within thirty days of execution of this Agreement. Orders for demonstration systems should clearly indicate 'FOR DEMONSTRATION'. RESELLER agrees that any demonstration systems purchased at the special demonstration prices will not be sold within one year of the date of purchase and cannot be returned pursuant to article 8.3 and purchase orders for demonstration units may not be cancelled pursuant to article
9.0  of  this  Agreement.

4.5  Sales  Taxes
The prices in Attachment "A" are exclusive of any sales, use, value added, import, export or other applicable taxes, duties or levies of any kind, other than taxes on the income of VIENNA SYSTEMS ('Taxes'). VIENNA SYSTEMS will invoice RESELLER and RESELLER agrees to pay any Taxes that VIENNA SYSTEMS is required to collect in respect of any Products or Services purchased pursuant to this Agreement, unless RESELLER has submitted to VIENNA SYSTEMS a properly executed exemption certificate.

4.6  Transportation  Charges
The prices in Schedule "A" are FCA VIENNA SYSTEMS' shipping point in Kanata, Ontario (lncoterms: 1990). RESELLER shall be solely liable for insurance and transportation costs for the Products between VIENNA SYSTEMS and RESELLER'S destination point. In the absence of RESELLER's specific instructions, to be received no later than ten (10) working days prior to the requested ship date for the Products, VIENNA SYSTEMS shall solely determine how to ship Product. Transportation charges prepaid by VIENNA SYSTEMS will be billed as a separate line item on invoices to RESELLER.

4.7  Reports
RESELLER shall provide VIENNA SYSTEMS with quarterly reports, which reports shall include the following information: (i) the number of Products sold by Reseller during the previous quarter by part number and (ii) the Products held by RESELLER in inventory as of the end of the previous quarter by part number. The first such report shall be due three months following the signing of this Agreement and will address the first three months of the Initial Term. The reports will be forwarded to VIENNA SYSTEMS, at the address set out in Clause 21, below, by the fifteenth business day following the end of the RESELLER quarter to which they relate.


5.0  TRAINING

5.1  Initial  Training  Courses  VIENNA SYSTEMS will provide initial training to
RESELLER'S sales and support staff at no charge, in order to ensure that RESELLER's staff have the necessary information. and knowledge to sell and support the Products. This one-time training will be provided at the RESELLER's premises at a time to be agreed by the parties, and will be provided for a maximum of live (5) sales staff and one(1) support staff. Training course information will be provided to the RESELLER in the Sales Distribution Binder to be provided by VIENNA SYSTEMS to RESELLER upon the execution of this Agreement

5.2  Additional  Training  Requirements
Any additional training may be purchased at VIENNA SYSTEMS' then-current per diem rates, and shall be provided at VIENNA SYSTEMS' premises, or such other location as the parties may agree.

5.3  RESELLER  Employee  Expenses
All travel and living expenses for RESELLER personnel during training will be the sole responsibility of the RESELLER

5.4  Training  Materials  and  Updates
VIENNA SYSTEMS will provide training materials and any updates as appropriate from time to time, in order to ensure that RESELLER has all current Product information. Charges for such materials will be at VIENNA SYSTEMS' then current prices.


6.0  SUPPORT

6.1  Technical  Support
VIENNA SYSTEMS And RESELLER shall enter into a separate agreement governing the terms and conditions for technical support.

6.2  Sales  Support
VIENNA SYSTEMS is actively involved in developing qualified leads and may pass leads generated in the Territory to the RESELLER. The RESELLER agrees to use its best efforts to follow-up with the potential customer and to advise VIENNA SYSTEMS, on a monthly basis, of the status of such leads.

6.4  Marketing  Support
VIENNA SYSTEMS agrees to provide up to 100 brochures to the RESELLER upon the execution of this Agreement. These brochures will be designed such that a RESELLER may affix a label indicating RESELLER's name and address, and that the RESELLER is an authorized distributor of the Products.

7.0  TITLE

7.1  Vienna  Systems  Warranty
VIENNA SYSTEMS warrants and represents that it has all necessary rights to transfer the Products purchased or licensed by RESELLER under this Agreement, and that, as of the date of payment for same by Reseller, there are no liens, claims or encumbrances of any kind against such Products, other than those previously disclosed in writing to RESELLER

7.2  Passage  of  Risk  and  Title
All risk and title to the Products shall pass from VIENNA SYSTEMS to RESELLER upon delivery of the Products by VIENNA SYSTEMS to the designated carrier, in accordance with FCA (Incoterms: 1990).

7.3  Software
Notwithstanding any other provision of this Agreement, RESELLER understands and agrees that it is granted only a license to use and sublicense any software which is, or which is included as part of, a Product (Software). Title to all Software shall remain vested in VIENNA SYSTEMS or its third party suppliers. RESELLER agrees and acknowledges that the Software contains valuable VIENNA SYSTEMS information, and shall not, and shall prevent others from copying, translating, modifying, creating derivative works, reverse engineering, decompiling, encumbering, or otherwise using the Software except as expressly permitted under this Agreement. RESELLER is granted a license to use the Software in object code form only, and only in conjunction with the exercise of its rights and obligations under this Agreement RESELLER is also granted a non-exclusive, non-transferable right and license to sublicense the Software to its customers, solely in conjunction with the sale of the Products. RESELLER shall ensure that all sublicensees execute and agree to be bound by an end user license agreement which is substantially similar to VIENNA SYSTEMS Standard End User License Agreement.

8.0  ORDERING  AND  ORDER  FULFILLMENT

8.1  Purchase  Orders
RESELLER agrees to send to VIENNA SYSTEMS, within 30 days of executing this Agreement, an initial purchase order for RESELLER's demonstration equipment as outlined in article 4.4 of this agreement, specifying requested ship dates for the Products covered by this Agreement. Ship dates must be at least eight weeks after the order date.

8.2  Delivery  Terms
RESELLER agrees that any purchase order to VIENNA SYSTEMS for the purchase of any Product under this Agreement will require delivery no sooner than VIENNA SYSTEMS quoted delivery schedule for that Product in effect at the time of receipt of the order and, in any event, no less than eight weeks from date of Purchase Order.

8.3  Product  Returns
Product returns must be authorized by VIENNA SYSTEMS in writing, and will be accepted only within six months of initial ship date. Returns will be subject to the restocking charges set out below, although no restocking charges will be payable if the RESELLER places an order for twice the amount of the returned products within five (5) business days.

Elapsed time from Initial ship date                 Restocking Charge
-------------------------------------------  -------------------------------
4 weeks                                      5% of the equipment list price
8 weeks                                      10% of the equipment list price
greater than 8 weeks and less than 24 weeks  15% of the equipment list price

9.0  CANCELLATION  CHARGES
Orders placed for shipment of Product and may be cancelled by the RESELLER up to sixteen (16) days prior to the shipment date agreed upon by the Parties upon payment of a cancellation charge as follows:

         Cancellation Date            Cancellation Charge-
------------------------------------  ----------------------------

60 days or more prior to shipment     no charge
45-59 days or more prior to shipment  5% of list price of Product
31-44 days prior to shipment date     10% of list price of Product
16-30 days prior to shipment date     15% of list price of Product

10.0  TERMS  OF  PAYMENT

All Product shipped under this Agreement shall be invoiced upon shipment, and payment shall be due within thirty (30) days of the invoice date, provided however that VIENNA may, in its sole discretion, require payment of all or part of the Purchase Price be remitted with the Purchase Order. The RESELLER agrees to pay VIENNA SYSTEMS interest on any overdue amounts at a rate equal to the lesser of 1.5% per month (19.6% per annum, effective rate) or the maximum amount allowed by law.


11.0  TERMINATION

11.1  Vienna  Systems  Termination
Either party (the 'Terminating Party") may terminate this Agreement if (i) the other party materially breaches any of its obligations under this Agreement, and fails to remedy such breach within thirty (30) days of receipt of notice to do so from the Terminating Party; (ii) the other party attempts to assign its rights or delegate its obligations under this Agreement to a third party without the express prior written consent of the Terminating Party; (iii) there is a change, directly or indirectly, in the control or material ownership of the other party, other than by reason of a "going-public" transaction or an internal employee stock option or other incentive program; (iv) the other party makes a general assignment for the benefit of its creditors, is not generally paying its debts as they become due, files a petition in bankruptcy, is adjudicated bankrupt or insolvent, files a petition seeking any reorganization, arrangement, liquidation or similar relief under any present or future statute, law or regulation, or files an answer admitting to or fails to contest the material allegations of a petition flied against it in any such proceeding, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver, custodian or liquidator for all or any material part of its assets.

11.2  Effect  of  Termination
In the event that this Agreement is terminated for any reason other than unremedied breach by RESELLER, VIENNA SYSTEMS shall be obliged to fill only those orders received from RESELLER and accepted prior to the effective date of termination, provided that such orders correspond to Products which RESELLER is under an obligation to sell or deliver to customers as of the date of the notice of termination. Prior to making any such shipments, VIENNA SYSTEMS may require RESELLER to furnish satisfactory proof of RESELLER's obligations to sell or deliver to its customers as described above. In the event that this Agreement is terminated by VIENNA SYSTEMS by reason of unremedied breach by RESELLER, VIENNA SYSTEMS shall have no further supply obligations to RESELLER. Upon termination of this Agreement for any reason, an outstanding invoices shall, at VIENNA
SYSTEMS' option, become immediately due and payable. Neither party shall, by reason of the termination of this Agreement, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments entered into or made in connection with the business or goodwill of the other.


12.0  SURVIVAL
Clauses 7, 11.2, 13, 14, 16, 18, 19 and 28 shall survive any termination or expiry of this Agreement.


13.0  LIMITED  WARRANTY
VIENNA SYSTEMS warrants that the hardware Products will be tree from defects in materials and workmanship for a period of one (1) year from the date of shipment. VIENNA SYSTEMS further warrants that any Software will function substantially in accordance with specifications provided by VIENNA SYSTEMS for a period of ninety (90) days from the date of shipment. In the event that a breach of the foregoing warranties is reported to VIENNA SYSTEMS in writing during the relevant warranty period, VIENNA SYSTEMS will, at its own expense and option, use all reasonable efforts to either repair the defect or replace the defective Product. If, after reasonable efforts, VIENNA SYSTEMS is unable to repair or replace the defective Product, VIENNA SYSTEMS may accept return of the defective Product and refund to RESELLER the purchase price paid by RESELLER in respect of such Product. This shall be VIENNA SYSTEMS' sole liability and RESELLER'S sole and exclusive remedy in respect of any breach of the warranties provided under this Clause 13. RESELLER shall be solely liable for any warranties which it extends to its customers in excess of those provided by VIENNA SYSTEMS hereunder. THESE WARRANTIES SHALL BE VOID IF RESELLER DISTRIBUTES THE PRODUCTS OUTSIDE OF THE TERRITORY SET FORTH IN SCHEDULE 1Y WITHOUT THE EXPRESS PRIOR CONSENT OF VIENNA SYSTEMS.


14.0  DISCLAIMER  OF  OTHER  WARRANTIES
THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO EXPRESS OR IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


15.0  FORCE  MAJEURE
Neither of the parties shall be held responsible for any delay or failure in performance under this Agreement, other than the payment of any amounts due, when such delay or failure results from causes beyond that party's reasonable control including, but not limited to, tires, strikes, embargoes, requirements imposed by government regulation, civil or military authorities, acts of God or nature, or by the public enemy or other similar causes.


16.0  INTELLECTUAL  PROPERTY

16.1  Ownership
RESELLER acknowledges and agrees that VIENNA SYSTEMS and its suppliers have developed and use valuable technical and non-technical information, patents, trade secrets and the like in the development, design and manufacture of the Products. RESELLER warrants that neither it, nor any of its employees, contractors or agents will convert to their own use, or to the use of any other party, any industrial secrets, trade secrets, patented and non-patented information, manufacturing or other process, copyrighted materials or the like owned or licensed by VIENNA SYSTEMS, and obtained by RESELLER by reason of this Agreement or otherwise.

16.2  Trademarks
RESELLER recognizes and acknowledges the great value of the goodwill associated with the name and trademarks of VIENNA SYSTEMS, and the identification of the Products therewith. RESELLER shall not obscure, affect or permit the removal or alteration of any patent numbers, trade names or marks, warning labels, serial numbers, or the like affixed to any Product or package.

If so requested by RESELLER, VIENNA SYSTEMS shall not unreasonably withhold its consent to RESELLER's use of VIENNA SYSTEMS' trademarks in conjunction with the distribution of the Products in accordance with this Agreement; provided, however. that VIENNA SYSTEMS shall have the right to approve or require changes to any RESELLER material s containing VIENNA SYSTEMS trademarks and the RESELLER shall use VIENNA SYSTEMS' trademarks in accordance with guidelines issued by VIENNA SYSTEMS from time to time.


17.0  PATENT  AND  COPYRIGHT  INDEMNIFICATION
VIENNA SYSTEMS shall defend, indemnify and hold harmless RESELLER from and against all costs and damages, resulting from any claim that the Products supplied under this Agreement infringe any third party's copyright or patent rights in Canada, provided that: a) RESELLER promptly notifies VIENNA SYSTEMS in writing of any such claims, b) VIENNA SYSTEMS has sole control of the defense and all related settlement negotiations, and c) RESELLER has not made any admissions in respect of the claim. Notwithstanding the foregoing, VIENNA SYSTEMS shall have no liability to the extent to which the infringement results from: (i) VIENNA SYSTEMS' adherence to RESELLER's or its customers' instructions or specifications; (ii) use of the Products in conjunction with any other products not supplied or approved by VIENNA SYSTEMS; or (iii) unauthorized use, modification or distribution of the Products. In the event that RESELLER's or its customers' use of the Products is enjoined as a result of any such infringement, VIENNA SYSTEMS shall, at is option, either a) obtain for RESELLER and its customers the right to continue using the infringing Products; b) replace same with non-infringing, but functionally equivalent products; or c) accept return-of the Product and refund to the RESELLER the amount paid to VIENNA SYSTEMS by the RESELLER for the Product: less a reasonable amount for depreciation.

THE FOREGOING CONSTITUTES THE ENTIRE LIABILITY OF VIENNA SYSTEMS AND THE ENTIRE REMEDY OF RESELLER WITH RESPECT TO THE INFRINGEMENT BY THE PRODUCTS OF ANY PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS. UNDER NO CIRCUMSTANCES SHALL VIENNA SYSTEMS BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.


18.0  LIMITATION  OF  LIABILITY
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL TOTAL CUMULATIVE LIABILITY OF VIENNA SYSTEMS, ITS OFFICERS, DIRECTORS AND EMPLOYEES UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY RESELLER TO VIENNA SYSTEMS IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RESULTING FROM THIS AGREEMENT, FOR ANY REASON WHATSOEVER, DIRECTLY OR INDIRECTLY CAUSED.

The foregoing provision limiting the liability of VIENNA SYSTEMS' officers, directors and employees shall be deemed to be a trust provision, and shall be enforceable by such officers, directors and employees as trust beneficiaries.


19.0  PROPRIETARY  AND  CONFIDENTIAL  INFORMATION
RESELLER shall keep confidential all information, drawings, specifications and data submitted by VIENNA SYSTEMS to RESELLER under or pursuant to this Agreement that is not in the public domain or that is designated by VIENNA SYSTEMS to be proprietary and/or confidential and shall, upon request, return all documents furnished to it by VIENNA SYSTEMS. RESELLER shall not disclose or use such information, drawings, specifications or data of any third party. Except as required for the efficient performance of this Agreement, RESELLER shall not make any copies of any documents provided by VIENNA SYSTEMS, and upon completion of this Agreement, at VIENNA SYSTEMS option, all copies shall be destroyed or returned to VIENNA SYSTEMS. RESELLER shall reproduce VIENNA SYSTEMS' copyright and other proprietary rights notices on any full or partial copies made by it.


20.0  ASSIGNMENT
This Agreement shall not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. No assignment by either party shall release that party from its obligations to the other party, or in any way diminish either party's rights under this Agreement.


21.0  NOTICES
Any notice required or permitted under this Agreement shall be in writing and shall be sent certified or registered mail as follows:

      TO  VIENNA  SYSTEMS:             TO:  Crys-Tel  Telecommunications
Vienna  Systems  Corporation           1390  Ottawa  Ave.
Suite  400                             West  Vancouver,
555  Leggett  Drive                    British  Columbia
Kanata,  Ontario
K2K2X3
Attn.:  Contracts  Manager             Attn.:  Mr.  Edward  Yau
                                               President
Telephone:  (613)  591-3219            Telephone:  (604)  926-5352
Facsimile:  (613)  599-9681            Facsimile:  (604)  926-5371

Each party agrees to notify the other upon change of address by giving notice at least ten (10) days prior to any change.

22.0  TITLES  FOR  CONVENIENCE  ONLY
The section numbers and titles used in this Agreement are for convenience only. VIENNA SYSTEMS and RESELLER agree that any numbering and titles used shall not alter or restrict the content and intention of the text of this Agreement.

23.0  TERRITORY
The RESELLER will restrict its sale of the Products to the territory outlined in Schedule "D".

24.0  ENTIRE  AGREEMENT
This Agreement, which includes Schedules "A", "B", "C" and "D" attached hereto, expresses the entire understanding and agreement of VIENNA SYSTEMS and RESELLER, and supersedes any and all previous agreements, except existing non disclosure agreements between both parties, with reference to the subject matter contained in this Agreement. No amendments to this Agreement shall be valid unless in writing and signed by the authorized representatives of both parties.

It is further understood and agreed that any terms, including but not limited to terms contained on RESELLER's or a customers purchase order or contract, which deviate from the terms and conditions of this Agreement and which are expressly accepted by VIENNA SYSTEMS in writing, shall be valid and effective only in respect of that specific customer purchase order or contract, and shall not otherwise be binding on VIENNA SYSTEMS in any way.

25.0  NON  WAIVER
Either party's failure at any time to enforce any of the provisions of this Agreement, or any right or remedy available under this Agreement, or at law or equity, will in no preclude or prejudice the exercising thereafter of the same or any other rights, remedies, or options.

26.0  SEVERABILITY
If any one or more of the provisions of this Agreement is be held to be invalid or unenforceable in any respect, such provision or provisions shall be severed to the extent of such invalidity or unenforceability, and the remainder of this Agreement shall continue in full force and effect.

27.0  INDEPENDENT  CONTRACTOR
Neither VIENNA SYSTEMS' nor RESELLER's officers, employees or agents shall be deemed officers, employees or agents of the other, and neither VIENNA SYSTEMS nor RESELLER shall represent that its relationship with respect to the other party is other than as an independent contractor. Nothing in this Agreement shall create in either party any right or authority to incur any obligations on behalf of, or to bind in any respect, the other party.

28.0  GOVERNING  LAW
The terms of this Agreement shall be governed by the domestic laws of the Province of Ontario, Canada. The courts of the Province of Ontario shall have exclusive jurisdiction over all matters arising hereunder, although this shall not be construed so as to prevent either party from (i) seeking injunctive relief in any court of competent jurisdiction in order to prevent serious and irreparable harm, or (ii) seeking enforcement of any order of an Ontario court, in any other court of competent jurisdiction. The application of the United Nations Convention on Contracts for the International Sale of Goods (the Vienna Convention) is hereby expressly excluded.

IN WITNESS WHEREOF, VIENNA SYSTEMS and RESELLER, intending to be bound, have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

FOR:  VIENNA  SYSTEMS  CORPORATION      FOR:  CRYS-TAL  TLECOMMINICATIONS  INC.


BY:  /S/                                BY:  /S/  R.  Papalia
     ----------------                        -----------------

TITLE:     CFO                          TITLE:  President
       -------------                           --------------
DATE:     26/6/98                       DATE:  June  11,  1998
       --------------                          ---------------

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
                                        SCHEDULE A - VIENNA PRICE AND PRODUCT LIST

                                  Vienna Systems North American Price List - Release 2.0


                                                                                                              List  Prices
-----------------------  ------  -----------------------------------  ----------------------------------------------------
Vienna Order Code        Suffix               Software                                    Description
-----------------------  ------  -----------------------------------  ----------------------------------------------------
Call Processing Server
VS 104                   S       Vienna Server S/W License            CP Server Software, VC Tool - Solaris X.86
VS 104                   N       Vienna Server S/W License            CP Server Software, VC Tool - Windows NT
-----------------------  ------  -----------------------------------  ----------------------------------------------------

-----------------------  ------  -----------------------------------  ----------------------------------------------------
VS2000 Gateway Series

Gateway Software
VS 106                   S       Vienna Server S/W License            CP Server Software, VC Tool - Solaris X.86
VS 106                   N       Vienna Server S/W License            CP Server Software, VC Tool - Windows NT

Chassis - note
 all chassis  include
 keyboard but not
 monitor
VS 4806                  S       Vienna 4806                          Entry level - 24/30 port-desktop - Solaris X.86
VS 4806                  N       Vienna 4806                          Entry level - 24/30 port-desktop - Windows NT
VS 4820                  S       Vienna 4820                          Full Capacity - Solaris X.86
VS 4820                  N       Vienna 4820                          Full Capacity - Windows NT
VS 5000                  S       Vienna 5000                          Full Capacity - Rackmount, High avail. Solaris X.86
VS 5000                  N       Vienna 5000                          Full Capacity -  Rackmount, High avail. Windows NT

Network Interface Cards
VS 201                           BRI Card and RJ-45 Cable             Each supports 8 BRI - 16 B channels
VS 202                           T1 Card                              Each supports 2 T1 spans
VS 203                           PRI Card (Japan & North America)     Each supports 2 PRI (23 ch ea)
VS 204                           PRI Card (Europe)                    Each supports 2 PRI (30 ch ea)

DSP Cards
VS 205                           DSP mother Board (Add VS 107)        Requires Lucent licenses below (8)
VS 107                           Lucent S/W License (per codec)       Voice compression software
VS 206                           DSP Daughter Card (add VS 107)       Requires DSP Mother Board, Lucent licenses (8)

Fax Cards
VS 208                           Fax Card (4 port)                    Provides G3 fax transport - NT only
VS 209                           Fax Card (12 port)                   Provides G3 fax transport - NT only
-----------------------  ------  -----------------------------------  ----------------------------------------------------

-----------------------  ------  -----------------------------------  ----------------------------------------------------
Service Control Node
NT Version
VC 100                           Trial/Entry Level SCN S/W License    Trial SCN - Windows NT (250 users/routes)
VC 101                           Enterprise SCN S/W License           Enterprise SCN - Windows NT (250 users/routes)
VC 102                           SP1 SCN S/W License                  SP1 SCN - Windows NT (10,000 users/routes)
VC 103                           SP2 SCN S/W License                  SP2 SCN - Windows NT (100,000 users/routes)
VC 104                           SP3 SCN S/W License                  SP3 SCN - Windows NT (250,000 users/routes)


Solaris Version
VC 200                           Trial/Entry Level SCN S/W License    Trial SCN - Solaris X.86 (250 users/routes)
VC 201                           Enterprise SCN S/W License           Enterprise SCN - Solaris X.86 (250 users/routes)
VC 202                           SP1 SCN S/W License                  SP1 SCN - Solaris X.86 (10,000 users/routes)
VC 203                           SP2 SCN S/W License                  SP2 SCN - Solaris X.86 (100,000 users/routes)
VC 204                           SP3 SCN S/W License                  SP3 SCN - Solaris X.86 (250,000 users/routes)
-----------------------  ------  -----------------------------------  ----------------------------------------------------

-----------------------  ------  -----------------------------------  ----------------------------------------------------
Client Products
VS 109                           my.way client software release 1.1   User Interface for Windows 95 PC or NT
VS 210                           phone.way (serial phone edapter)     Connects analog phone to PC, Includes my.way
VS 215                           SerialSet (Includes my.way)          Handset connects directly to PC includes my.way
-----------------------  ------  -----------------------------------  ----------------------------------------------------


Vienna Order Code             $US
-----------------------  -------------
Call Processing Server
VS 104                   $    5,000.00
VS 104                   $    5,000.00
-----------------------  -------------


VS2000 Gateway Series

Gateway Software
VS 106                   $      500.00
VS 106                   $      500.00

Chassis - note
 all chassis  include
 keyboard but not
 monitor
VS 4806                  $    6,000.00
VS 4806                  $    6,000.00
VS 4820                  $    9,000.00
VS 4820                  $    9,000.00
VS 5000                  $   14,000.00
VS 5000                  $   14,000.00

Network Interface Cards
VS 201                        2,500.00
VS 202                        4,000.00
VS 203                   $    4,000.00
VS 204                   $    4,000.00

DSP Cards
VS 205                   $    4,500.00
VS 107                   $      100.00
VS 206                   $    3,000.00

Fax Cards
VS 208                   $    4,000.00
VS 209                   $    9,600.00
-----------------------  -------------


Service Control Node
NT Version
VC 100                   $    1,500.00
VC 101                   $    7,500.00
VC 102                     `$17,500.00
VC 103                   $   50,000.00
VC 104                   $  100,000.00


Solaris Version
VC 200                      `$1,500.00
VC 201                      `$7,500.00
VC 202                     `$17,500.00
VC 203                     `$50,000.00
VC 204                    `$100,000.00
-----------------------  -------------

Client Products
VS 109                   $       40.00
VS 210                   $      220.00
VS 215                   $      180.00
-----------------------  -------------

                           Vienna Confidential              Revised May 27, 1998

                                 Vienna Systems North American Price List - Release 2.0

                                                                                                            List Prices
--------------------  ------  ----------------------------------  -----------------------------------------  ----------
Vienna Order Code     Suffix               Software                              Description                    $US
--------------------  ------  ----------------------------------  -----------------------------------------  ----------
New Software Release
 Upgrade Packages

Release 1.09 to 1.1
SU 101                        1.0 to 1.1 Upgrade - CPServer                                                  No Charge
SU 102                        1.0 to 1.1 Upgrade - Gateway                                                   No Charge
SU 103                        1.0 to 1.1 Upgrade - my.way client                                             No Charge
--------------------          ----------------------------------                                             ----------

Release 1.09 to 1.1
SU 111                        1.0 to 2.0 Upgrade - CPServer                                                  No Charge
SU 112                        1.0 to 2.0 Upgrade - Gateway        NT, Modem, PC Anywhere                     $ 1,500.00
SU 113                        1.0 to 2.0 Upgrade - my.way client                                             No Charge
--------------------          ----------------------------------                                             ----------

SCN Upgrades
SU200                         SCN Upgrades S/W License            250 to 2500 entries (Solaris X.86)         $ 6,500.00
SU201                         SCN Upgrades S/W License            2500 to 10000 entries (Solaris X.86)       $10,500.00
SU202                         SCN Upgrades S/W License            10,000 to 100,000 entries (Solaris X.86)   $33,000.00
SU203                         SCN Upgrades S/W License            100,000 to 250,000 entries (Solaris X.86)  $50,000.00

SU210                         SCN Upgrades S/W License            250 to 2500 entries (Windows NT)           $ 6,500.00
SU211                         SCN Upgrades S/W License            2500 to 10000 entries (Windows NT)         $10,500.00
SU212                         SCN Upgrades S/W License            10,000 to 100,000 entries (Windows NT)     $33,000.00
SU213                         SCN Upgrades S/W License            100,000 to 250,000 entries (Windows NT)    $50,000.00
--------------------          ----------------------------------  -----------------------------------------  ----------

Support
VS 310                        ATS Support - hourly rate           OEM Third Level Support by Vienna          $   150.00
VS 315                        Installation/Support per diem       On-Site Installation/support               $ 1,250.00
VS 320                        Training per diem                   Person-Days Training                       $ 1,500.00
--------------------          ----------------------------------  -----------------------------------------  ----------

Documentation
VS 500                                                   97-2413  Kit Folder                                 $     1.25
VS 9000                                                  97-2785  IP Shuttle Datasheet                       $     0.25
VS 9001                                                  97-2786  IP Courier Datasheet                       $     0.25
VS 9002                                                  97-2792  CP Server Datasheet                        $     0.25
VS 9003                                                  97-2793  Gateway Datasheet                          $     0.25
VS 9004                                                  97-2794  Desktop Application Datasheet              $     0.25
VS 9005                                                  97-2795  Services Control Node Datasheet            $     0.25
VS 9006                                                  97-2790  Product Line Overview                      $     0.25
VS 9007                                                           Vienna small brochure                      $     0.25
VS 9008                                                           IP Telephony Industry Overview             $     0.25
VS 9009                                                  97-2791  Vienna Systems Corporate Overview          $     0.25
VS 9010                                                           NBO - Cable Opportunity                    $     0.25
VS 9011                                                           NBO - ISP Opportunity                      $     0.25
VS 9012                                                           NBO - Callback Opportunity                 $     0.25
VS 9013                                                           NBO - CLEC                                 $     0.25
VS 9014                                                           NBO - Start Up                             $     0.25
VS 9015                                                           NBO - Traditional Service Providers        $     0.25
VS 9016                                                           Profile - VIP Calling                      $     0.25
VS 9017                                                           Profile - TeleMatrix                       $     0.25
VS 9018                                                           Profile - Tella                            $     0.25
VS 9019                                                           Profile - Rocky Mountain Internet          $     0.25
VS 9020                                                           Profile - ICN Digital                      $     0.25
VS 9021                                                           Service and Support                        $     0.25
--------------------                                              -----------------------------------------  ----------

                                   SCHEDULE B
                                DISCOUNT SCHEDULE

A discount of 42% will be provided to RESELLER given they provide adequate firs! level support as determined by VIENNA SYSTEMS and have met the revenue commitments in this agreement In the event Vienna Systems believes that adequate support is not being supplied to RESELLER'S customers then the discount will be reduced to 37% on 30 days notice.

Chassis  are  not  discountable.

Phone.way  Serial  Telephone  Adapter  (VS-210)  has  a maximum discount of 25%.

                                          SCHEDULE C
                                   DEMONSTRATION EQUIPMENT
                                          SCHEDULE C
                                   DEMONSTRATION EQUIPMENT


         RESELLER  is  required  to  purchase  a  minimum  of one and a maximum of two of the following  demonstration  system  at  the  special  demonstration  price:


PRODUCT NAME                                                         PRODUCT NUMBER  QUANTITY
-------------------------------------------------------------------  --------------  --------
Vienna Server Software (Reseller to select NT or Solaris version)    VS-104                 1
-------------------------------------------------------------------  --------------  --------
Vienna. Gateway Software (Reseller to select NT or Solaris version)  VS-106                 1
-------------------------------------------------------------------  --------------  --------
Lucent License (per codec)                                           VS-107                 2
-------------------------------------------------------------------  --------------  --------
Client License (per codec)                                           VS-109                 5
-------------------------------------------------------------------  --------------  --------
DSP Card (4DSP chips)                                                VS-205                 1
-------------------------------------------------------------------  --------------  --------
BRI Card (supports 16B channels)                                     VS-201                 1
-------------------------------------------------------------------  --------------  --------
SerialSet (serial telephone)                                         VS-215                 5
-------------------------------------------------------------------  --------------  --------
Services Control Node (Reseller to Select NT or Solaris version)     VC100 or VC200         1
-------------------------------------------------------------------  --------------  --------
Vienna 4806 Chassis (monitor not included)                           VS-4806                1
-------------------------------------------------------------------  --------------  --------


         SPECIAL DEMONSTRATION PRICE $11,408.00 US dollars (exclusive of taxes)

                                   SCHEDULE D
                                    Territory

Worldwide